UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

STRAIGHT PATH COMMUNICATIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	45-2457757
(State of incorporation or organization)	(I.R.S. Employer I.D. No.)

5200 Hickory Park Drive, Suite 218, Glen Allen, VA 23059
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class B common stock, par value $0.01 per share	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This Amendment No. 1 amends the Form 8-A originally filed by Straight Path Communications Inc. (the “Registrant”) on July 22, 2013 in order to amend Item 1, Item 2 and the Index to Exhibits to reflect the most current documents to be incorporated by reference.

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Class B common stock, par value $0.01 per share, of the Registrant reference is made to the information provided under Item 11 of Post-Effective Amendment No. 1 to the Registration Statement on Form 10 filed by the Registrant on July 24, 2013 (Registration No. 000-54951). Such description in such registration statement is deemed to be incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description
1.
Post-Effective Amendment No. 1 to Registrant’s Registration Statement on Form 10 (Registration No. 000-54951), filed with the Securities and Exchange Commission on July 24, 2013 (incorporated herein by reference).

2.
Form of the Amended and Restated Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form 10 (Registration No. 000-54951), filed with the Securities and Exchange Commission on May 6, 2013 (incorporated herein by reference).

3.
Form of By-Laws of Registrant (incorporated herein by reference to Exhibit 3.2. to Amendment No.1 to Registrant’s Registration Statement on Form 10 (Registration No. 000-54951), filed with the Securities and Exchange Commission on June 13, 2013 (incorporated herein by reference).

4.
Preliminary Information Statement of Straight Path Communications, subject to completion, dated July 24, 2013 (incorporated herein by reference to Exhibit 99.1 to Post-Effective Amendment No. 1 to Registrant’s Registration Statement on Form 10 (Registration No. 000-54951), filed with the Securities and Exchange Commission on July 24, 2013 (incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STRAIGHT PATH COMMUNICATIONS INC.

Date: July 24, 2013	By:	/s/ Davidi Jonas
Davidi Jonas Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
1.
Post-Effective Amendment No. 1 to Registrant’s Registration Statement on Form 10 (Registration No. 000-54951), filed with the Securities and Exchange Commission on July 24, 2013 (incorporated herein by reference).

2.
Form of the Amended and Restated Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form 10 (Registration No. 000-54951), filed with the Securities and Exchange Commission on May 6, 2013 (incorporated herein by reference).

3.
Form of By-Laws of Registrant (incorporated herein by reference to Exhibit 3.2. to Amendment No.1 to Registrant’s Registration Statement on Form 10 (Registration No. 000-54951), filed with the Securities and Exchange Commission on June 13, 2013 (incorporated herein by reference).

4.
Preliminary Information Statement of Straight Path Communications, subject to completion, dated July 24, 2013 (incorporated herein by reference to Exhibit 99.1 to Post-Effective Amendment No. 1 to Registrant’s Registration Statement on Form 10 (Registration No. 000-54951), filed with the Securities and Exchange Commission on July 24, 2013 (incorporated herein by reference).